Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) dated the [•] day of [•], 20[•], by and between Novell, Inc., a Delaware corporation (the “Company”), and [•], an individual (“Indemnitee”).

Background

Competent and experienced persons are reluctant to serve or to continue to serve as directors and officers of corporations or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims against them arising out of their service and activities on behalf of the corporation.

Litigation against a director or officer often involves the knowledge, motive and intent of the director or officer and may take place a long time after the occurrence of the event giving rise to the litigation and after the retirement or death of the director or officer or after the time the director or officer can reasonably recall the matter with the result that he/she or, in the event of his/her death, his/her heirs, executors or administrators may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director or officer from serving in that position.

The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

The Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by DGCL Section 145 is not exclusive.

The Company’s By-Laws (the “By-Laws”) require the Company to indemnify its directors and officers to the fullest extent permitted by the DGCL. The By-Laws expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification.

The Board of Directors of the Company (the “Board of Directors”) has determined that the continuation of present trends in litigation may make it more difficult to attract and retain competent and experienced persons to serve as directors and officers of the Company, that this situation is detrimental to the best interests of the Company’s stockholders, and that the Company should act to assure such persons that there will be increased certainty of adequate protection.

The Board of Directors has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify the directors and officers of the Company and of its subsidiaries.

In addition, the Board of Directors has determined, that the liability insurance coverage presently available to the Company may presently or in the future be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected. Accordingly, the Board of Directors believes that it is reasonable, prudent, desirable and necessary for the Company contractually to obligate itself to indemnify and obtain insurance coverage, and to pay in advance expenses on behalf of, officers and directors to the fullest extent permitted by law as a supplement to and in the furtherance of the Company’s Certificate of Incorporation, as it may be amended (the “Certificate”), and By-Laws, so that they will serve or continue to serve the Company free from concern that they will not be so indemnified and that their expenses will not be so paid in advance.

This Agreement is not a substitute for, nor does it diminish or abrogate any rights of Indemnitee under, the Certificate and the By-Laws or any resolutions adopted pursuant thereto (including any contractual rights of Indemnitee that may exist).

Indemnitee is a director and/or officer of the Company and Indemnitee’s willingness to continue to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify Indemnitee to the fullest extent permitted by the laws of the State of Delaware and upon the other undertakings set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Capitalized terms used but not otherwise defined in this Agreement have the meanings set forth below:

“Board” means the Board of Directors of the Company. A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)       the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding Voting Stock of the Company; provided, however, that the following acquisitions will not constitute a Change in Control: (A) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined in clause (ii) below), (B) any acquisition by the Company of Voting Stock of the Company, (C) any acquisition of Voting Stock of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of clause (iii), below; and provided, further, that a Change in Control will not occur if any Person becomes the beneficial owner of 25% or more of the combined voting power of the Voting Stock of the Company solely as a result of an issuance of Voting Stock described in clause (A) of this clause (i) or an acquisition of Voting Stock described in clause (B) of this Section (i) unless and until such Person thereafter acquires beneficial ownership of Voting Stock of the Company that causes the aggregate percent of the combined voting power of the Voting Stock of the Company then owned beneficially by such Person to exceed the percent of the combined voting power of Voting Stock of the Company owned beneficially by such Person immediately after such issuance or acquisition described in clause (A) or (B) of this clause (i);

(ii)       individuals who, as of the date hereof, constitute the Board (the “Incumbent Board,” as modified by this clause (ii), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be deemed to have then been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)       consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company, or other transaction (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company; such entity resulting from such Business Combination; any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Combination; or any Person who immediately prior to such Business Combination beneficially owned directly or indirectly 25% or more of the combined voting power of the voting stock of the Company and whose ownership of such Voting Stock did not result in a Change in Control under clause (i)) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)       approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of clause (iii) above.

“Corporate Status” means the status of a person who is or was a director or officer of the Company or of an Enterprise at which such person is or was serving at the request of the Company. In addition to any service at the actual request of the Company, Indemnitee will be deemed, for purposes of this Agreement, to be serving or to have served at the request of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of an Enterprise if Indemnitee is or was serving as a director, officer, employee, partner, member, manager, fiduciary, trustee or agent of such Enterprise and (a) such Enterprise is or at the time of such service was a Subsidiary, (b) such Enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored on maintained by the Company or a Subsidiary or (c) the Company or a Subsidiary directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” means an entity other than the Company that is a corporation, partnership, limited liability company, joint stock company, association, joint venture, business trust, employee benefit plan, trust, incorporated association or any other legal entity of whatever nature or other enterprise.

“Expenses” shall be broadly construed and shall include all attorney’s fees, disbursements and retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, food and lodging expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees and all other disbursements or expenses paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or in connection with seeking indemnification under this Agreement. Expenses will also include Expenses paid or incurred in connection with any appeal resulting from any Proceeding, including the premium, security for, and other costs relating to any appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Independent Counsel” means an attorney or firm of attorneys that is experienced in matters of corporation law and is not currently, and has not been in the past three years, retained to represent: (a) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement and/or the indemnification provisions of the Certificate or

By-Laws, or of other indemnitees under similar indemnification agreements), or (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Losses” means losses of any type whatsoever, and shall include any liability, judgments, damages, amounts paid in settlement, fines (including excise taxes and penalties assessed with respect to employee benefit plans), penalties (whether civil, criminal or otherwise) and all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing incurred by Indemnitee in connection with a Proceeding.

“Proceeding” means any threatened, pending or completed action, suit, claim, demand, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether formal or informal, including any and all appeals, whether brought by or in the right of the Company or otherwise, whether civil, criminal, administrative or investigative, whether formal or informal, and in each case whether or not commenced prior to the date of this Agreement, in which Indemnitee was, is or will be involved as a party or otherwise, such as to provide testimony, by reason of or relating to Indemnitee’s Corporate Status and by reason of or relating to either (i) any action or alleged action taken by Indemnitee (or failure or alleged failure to act) or any action or alleged action (or failure or alleged failure to act) on Indemnitee’s part, while acting in Indemnitee’s Corporate Status, or (ii) the fact of Indemnitee’s Corporate Status, whether or not serving in such capacity at the time any Loss or Expense is paid or incurred for which indemnification or advancement of Expenses can be provided under this Agreement, except one initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement pursuant to Article VIII. For purposes of this definition, the term “threatened” will be deemed to include Indemnitee’s good faith belief that a claim or other assertion may lead to institution of a Proceeding.

“Subsidiary” means any Company controlled affiliate.

“Voting Stock” means securities entitled to vote generally in the election of directors. References to “serving at the request of the Company” include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to under applicable law or in this Agreement.

ARTICLE 2

SERVICE TO THE COMPANY

2.1       Service to the Company. Indemnitee agrees to serve, and/or continue to service, in the capacity in which Indemnitee currently serves, so long as he/she is duly appointed or elected and qualified in accordance with the applicable provisions of the by-laws of the Company or any of its subsidiaries, if required; provided, however, that nothing contained in this Agreement is intended to create any right to continued services as a director or continued employment by Indemnitee as a director or officer of the Company or any other Enterprise. Indemnitee may at any time and for any reason resign from such position in writing (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company will have no obligation to continue to allow Indemnitee to serve in such position either pursuant to this Agreement or otherwise, but such resignation shall have no effect on the Company’s obligations hereunder.

ARTICLE 3

INDEMNIFICATION

3.1       Company Indemnification. Except as otherwise provided in Section 3.4, if Indemnitee was, is or becomes a party to, or was or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding, the Company will indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, interpreted or replaced (but in the case of any such amendment, interpretation or replacement, only to the extent that such amendment, interpretation or replacement permits the Company to provide broader indemnification rights than were permitted prior thereto), against any and all Expenses and Losses, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are paid or incurred by Indemnitee in connection with such Proceeding. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” will include to the fullest extent permitted by Section 145 of the DGCL or any section that replaces or succeeds Section 145 of the DGCL with respect to such matters. For avoidance of doubt, such indemnification shall apply with respect to any Proceeding that relates to matters that occurred in connection with Indemnitee’s Corporate Status, whether or not the facts underlying any claim made in such Proceeding occurred prior to, on or after the date of this Agreement.

3.2       Mandatory Indemnification if Indemnitee is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement (other than Section 3.4), to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or any part thereof, the Company will indemnify Indemnitee against all Expenses that are paid or incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but fewer than all claims, issues or matters in such Proceeding, the Company will indemnify and hold harmless Indemnitee against all Expenses paid or incurred by Indemnitee in connection with each successfully resolved claim, issue or matter on which Indemnitee was successful. For purposes of this Section 3.2, the termination of any Proceeding, or any claim, issue or matter in such Proceeding, by dismissal, settlement or a plea of nolo contendere with or without prejudice will be deemed to be a successful result as to such Proceeding, claim, issue or matter.

3.3       Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding in which Indemnitee is not a party, the Company will indemnify Indemnitee against all Expenses paid or incurred by Indemnitee on Indemnitee’s behalf in connection therewith.

3.4       Exclusions. Notwithstanding any other provision of this Agreement, the Company will not be obligated under this Agreement to provide indemnification in connection with the following:

(a)       any Proceeding (or part of any Proceeding) initiated or brought voluntarily by Indemnitee against the Company or its directors, officers, employees or other indemnities, unless the Board of Directors has authorized or consented to the initiation of the Proceeding (or such part of any Proceeding) or the Proceeding was commenced following a Change in Control; provided, however, that nothing in this Section 3.4(a) shall limit the right of Indemnitee to be indemnified under Section 8.4; or

(b)       any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of, or payment to, the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or any formal policy of the Company adopted by the Board of Directors, or from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act.

ARTICLE 4

ADVANCEMENT OF EXPENSES

4.1       Expense Advances. Except as set forth in Section 4.2, the Company will, if requested by Indemnitee, advance, to the fullest extent permitted by law, to Indemnitee (hereinafter an “Expense Advance”) any and all Expenses paid or incurred by Indemnitee in connection with any Proceeding. Indemnitee’s right to each Expense Advance will not be subject to the satisfaction of any standard of conduct and will be made without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement, or under provisions of the Certificate or By-Laws or otherwise. Each Expense Advance will be unsecured and interest free and will be made by the Company without regard to Indemnitee’s ability to repay the Expense Advance. Indemnitee shall qualify for Expense Advances upon the execution and delivery to the Company of this Agreement, which shall constitute Indemnitee’s undertaking to the fullest extent permitted by law to repay such Expense Advance if it is ultimately determined, by final decision by a court or arbitrator, as applicable, from which there is no further right to appeal, that Indemnitee is not entitled to be indemnified for such Expenses under the Certificate, By-Laws, the DGCL, this Agreement or otherwise. No other form of undertaking shall be required other than the execution of this Agreement.

4.2       Exclusions. Indemnitee will not be entitled to any Expense Advance in connection with any of the matters for which indemnity is excluded pursuant to Section 3.4.

4.3       Timing. An Expense Advance pursuant to Section 4.1 will be made within 10 business days after the receipt by the Company of a written statement or statements from Indemnitee requesting such Expense Advance (which statement or statements will include, if requested by the Company, reasonable detail underlying the Expenses for which the Expense Advance is requested), whether such request is made prior to or after final disposition of such Proceeding.

ARTICLE 5

CONTRIBUTION IN THE EVENT OF JOINT LIABILITY

5.1       Contribution by Company. To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount of Expenses and Losses incurred or paid by Indemnitee in connection with any Proceeding in proportion to the relative benefits received by the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Losses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct was active or passive; provided that in the case of an Indemnitee who is a director of the Company, the amount of Losses paid by such Indemnitee shall not exceed the amount of fees paid to such Indemnitee for serving as a director during the 12 months preceding the commencement of the Proceeding.

5.2       Indemnification for Contribution Claims by Others. To the fullest extent permitted by law, the Company will fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Company who may be jointly liable with Indemnitee for any Loss or Expense arising from a Proceeding.

ARTICLE 6

PROCEDURES AND PRESUMPTIONS FOR THE

DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

6.1       Notification of Claims; Request for Indemnification. Indemnitee agrees to notify the Company promptly in writing of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless the Company did not otherwise learn of the Proceeding and such delay is materially prejudicial to the Company’s ability to defend such Proceeding, and, if such omission does materially prejudice the Company’s rights, it will relieve the Company from liability only to the extent of such prejudice; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement. Indemnitee may deliver to the Company a written request to have the Company indemnify and hold harmless Indemnitee in accordance with this Agreement. Subject to Section 6.9, such request may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s discretion. Following such a written request for indemnification, Indemnitee’s entitlement to indemnification shall be determined according to Section 6.2. The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. The Company will be entitled to participate in any Proceeding at its own expense.

6.2       Determination of Right to Indemnification. Upon written request by Indemnitee for indemnification pursuant to Section 6.1 with respect to any Proceeding, a determination, if, but only if, required by applicable law, with respect to Indemnitee’s entitlement thereto will be made by one of the following: (a) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (b) if a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (iv) if so directed by the Board of Directors, by the stockholders of the Company. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.

6.3       Selection of Independent Counsel. If the determination of entitlement to indemnification pursuant to Section 6.2 will be made by an Independent Counsel, the Independent Counsel will be selected as provided in this Section 6.3. If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors and the Company will give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the

Independent Counsel will be selected by Indemnitee and Indemnitee will give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection is given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.1, no Independent Counsel has been selected, or the selection of the Independent Counsel remains the subject of a properly made objection thereto, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for the appointment as Independent Counsel of a person selected or designated by the court or for resolution of any objection which has been made by the Company or Indemnitee to the other’s selection of Independent Counsel and the person so appointed or the person with respect to whom all objections are so resolved will act as Independent Counsel under Section 6.2. The Company will pay any and all fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 6.2, and the Company will pay all fees and expenses incident to the procedures of this Section 6.3, regardless of the manner in which such Independent Counsel was selected or appointed.

6.4       Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination will presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion, by clear and convincing evidence. In making a determination with respect to entitlement to indemnification hereunder that, under this Agreement or applicable law, requires a determination of Indemnitee’s good faith and/or whether Indemnitee acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, the person, persons or entity making such determination will presume that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion, by clear and convincing evidence. Indemnitee will be deemed to have acted in good faith if Indemnitee’s action with respect to the Company or the particular Enterprise is based on the records or books of account of such entity, including financial statements, or on information supplied to Indemnitee by the officers of such entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records given or reports made to such entity by an independent certified public accountant or by an appraiser or other expert selected by such entity; provided, however, that this sentence will not be deemed to limit in any way the other circumstances in which Indemnitee may be deemed to have met such standard of conduct. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company or such Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

6.5       No Presumption in Absence of a Determination or As Result of an Adverse Determination; Presumption Regarding Success. Neither the failure of any person, persons or entity chosen to make a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by such person, persons or entity that Indemnitee has not met such standard of conduct or did not have such belief, prior to or after the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under this Agreement under applicable law, will be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In addition, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, will not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by final adverse judgment (as to which all rights of appeal therefrom have been exhausted or lapsed) against Indemnitee (including settlement of such Proceeding with or without payment of money or other consideration), it will be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion, by clear and convincing evidence.

6.6       Timing of Determination. The Company will use its reasonable best efforts to cause any determination required to be made pursuant to Section 6.2 to be made as promptly as practicable after Indemnitee has submitted a written request for indemnification pursuant to Section 6.1. If the person, persons or entity chosen to make a determination does not make such determination within 30 days after the later of the date (a) the Company receives Indemnitee’s request for indemnification pursuant to Section 6.1 and (b) on which an Independent Counsel is selected pursuant to Section 6.3, if applicable (and all objections to such person, if any, have been resolved), the requisite determination of entitlement to indemnification will be deemed to have been made and Indemnitee will be entitled to such indemnification, so long as (i) Indemnitee has fulfilled Indemnitee’s obligations pursuant to Section 6.8 and (ii) such indemnification is not prohibited under applicable law, in the reasonable opinion of the Company based on consultation with outside legal counsel; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining of or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 6.6 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6.2 and if (A) within 15 days after receipt by the Company of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat; provided, however, that such 75- and 60-day periods may be extended if required as a result of rules adopted by the U.S. Securities and Exchange Commission under the Exchange Act.

6.7       Timing of Payments. All payments of Expenses, other than Expense Advances, which are governed by Section 4.3, and other amounts by the Company to Indemnitee pursuant to this Agreement will be made as soon as practicable after a written request or demand therefor by Indemnitee is presented to the Company, but in no event later than 30 days after (i) such demand is presented or (ii) such later date as a determination of entitlement to indemnification is made in accordance with Section 6.6, if applicable. Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts that the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

6.8       Cooperation. Indemnitee will cooperate in all reasonable respects with the person, persons or entity making a determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company will indemnify Indemnitee therefor and will hold Indemnitee harmless therefrom.

6.9       Time for Submission of Request. Indemnitee will be required to submit any request for Indemnification pursuant to this Article 6 within a reasonable time, not to exceed two years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Proceeding (with the latest date of the occurrence of any such event to be considered the commencement of the two-year period).

6.10       Trust Deposit on a Change in Control. In the event of a Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the trust in an amount sufficient to satisfy any and all Losses and Expenses previously incurred or reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an event giving rise to indemnification hereunder. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the trust shall provide that (a) the trust shall not be revoked or the principal thereof invaded without the written consent of Indemnitee, (b) the trustee shall advance, within 10 days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the same circumstances for which Indemnitee would be required to reimburse the Company under Section 4.1), (c) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (d) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement and (e) all unexpended funds in the trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee. Nothing in this Section 6.10 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the trust and shall indemnify the trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the establishment and maintenance of the trust.

ARTICLE 7

LIABILITY INSURANCE

7.1       Company Insurance. Subject to Section 7.3, for the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding, the Company shall cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company of the nature generally provided for directors and officers by public companies.

7.2       Notice to Insurers. If, at the time of receipt by the Company of a notice from any source of a Proceeding as to which Indemnitee is a party or participant, the Company will give prompt written notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies, and the Company will provide Indemnitee with a copy of such notice and copies of all subsequent correspondence between the Company and such insurers related thereto. The Company will thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

7.3       Insurance Not Required. Notwithstanding Section 7.1, the Company will have no obligation to obtain or maintain the insurance contemplated by Section 7.1 if the Board of Directors determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company will promptly notify Indemnitee in writing of any such determination not to provide insurance coverage. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of Indemnitee, for a period of six years thereafter.

ARTICLE 8

REMEDIES OF INDEMNITEE

8.1       Action by Indemnitee. In the event that (a) a determination is made pursuant to Article 6 that Indemnitee is not entitled to indemnification under this Agreement, (b) an Expense Advance is not timely made pursuant to Section 4.3, (c) no determination of entitlement to indemnification is made within the applicable time periods specified in Section 6.6 or (d) payment of indemnified amounts is not made within the applicable time periods specified in Section 6.7, Indemnitee will be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or payment of an Expense Advance. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. If any dispute is submitted to arbitration pursuant to this Section 8.1, Indemnitee and the Company shall cooperate in good faith to seek the appointment of a mutually acceptable arbitrator. If Indemnitee and the Company are unable to agree on the appointment of a mutually acceptable arbitrator within 30 days after the Company’s receipt of the applicable demand for arbitration, then each of the Company and Indemnitee shall appoint one arbitrator, and the two arbitrators shall appoint a third arbitrator to conduct the arbitration. The provisions of Delaware law (without regard to its conflict of laws rules) will apply to any such arbitration. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

8.2       De Novo Review if Prior Adverse Determination. In the event that a determination is made pursuant to Article 6 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article 8 will be conducted in all respects as a de novo trial or arbitration, as applicable, on the merits and Indemnitee will not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article 8, Indemnitee will be presumed to be entitled to indemnification under this Agreement, the Company will have the burden of proving Indemnitee is not entitled to indemnification and the Company may not refer to or introduce evidence of any determination pursuant to Article 6 adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Article 8, Indemnitee will not be required to reimburse the Company for any Expense Advance made pursuant to Article 4 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

8.3       Company Bound by Favorable Determination by Reviewing Party. If a determination is made that Indemnitee is entitled to indemnification pursuant to Article 6, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article 8, absent (a) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statements in connection with the request for indemnification not materially misleading or (b) a prohibition of such indemnification under law.

8.4       Company Bears Expenses if Indemnitee Seeks Adjudication. In the event that Indemnitee, pursuant to this Article 8, seeks a judicial adjudication or arbitration of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, any other agreement for indemnification, the indemnification or advancement of expenses provisions in the Certificate or By-Laws, payment of Expenses in advance or contribution hereunder or to recover under any director and officer liability insurance policies maintained by the Company, the Company will, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all Expenses which are paid or incurred by Indemnitee in connection with such judicial adjudication or arbitration, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment of Expenses in advance or contribution or insurance recovery. In addition, if requested by Indemnitee, the Company will (within five days after receipt by the Company of the written request therefor), pay as an Expense Advance such Expenses, to the fullest extent permitted by law.

8.5       Company Bound by Provisions of this Agreement. The Company will be precluded from asserting in any judicial or arbitration proceeding commenced pursuant to this Article 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such judicial or arbitration proceeding that the Company is bound by all the provisions of this Agreement.

ARTICLE 9

NON-EXCLUSIVITY, SUBROGATION; NO DUPLICATIVE PAYMENTS

9.1       Non-Exclusivity. The rights of indemnification and to receive Expense Advances as provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the By-Laws, any agreement or covenant in an agreement, a vote of stockholders, a resolution of the directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof limits or restricts any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate, By-Laws, and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

9.2       Subrogation. In the event of any payment by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect thereto and Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses related thereto will be borne by the Company).

9.3       No Duplicative Payments. The Company will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or any Expense for which advancement is provided) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of Proceedings relating to Indemnitee’s service at the request of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of any other Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise.

ARTICLE 10

DEFENSE OF PROCEEDINGS

10.1       Company Assuming the Defense. Subject to Section 10.3 below, in the event the Company is obligated to pay in advance the Expenses relating to any Proceeding pursuant to Article 4, the Company will be entitled, by written notice to Indemnitee, to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval will not be unreasonably withheld. The Company will identify the counsel it proposes to employ in connection with such defense as part of the written notice sent to Indemnitee notifying Indemnitee of the Company’s election to assume such defense, and Indemnitee will be required, within ten days following Indemnitee’s receipt of such notice, to inform the Company of its approval of such counsel or, if it has objections, the reasons therefor. If such objections cannot be resolved by the parties, the Company will identify alternative counsel, which counsel will also be subject to approval by Indemnitee in accordance with the procedure described in the prior sentence.

10.2       Right of Indemnitee to Employ Counsel. Following approval of counsel by Indemnitee pursuant to Section 10.1 and retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that if counsel to Indemnitee shall have reasonably concluded that there exists a potential, but not actual, conflict of interest between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of the defense or representation by such counsel retained by the Company and Indemnitee, the Company’s indemnification and expense advancement obligations to Indemnitee under this Agreement shall include reasonable legal fees and reasonable costs incurred by Indemnitee for separate counsel retained by Indemnitee to monitor the litigation; provided, further, that if such counsel retained by Indemnitee reasonably concludes that there is an actual conflict between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of such defense or representation by such counsel retained by the Company, such counsel may assume Indemnitee’s defense in such proceeding. The existence of an actual or potential conflict, and whether any such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law.

10.3       Company Not Entitled to Assume Defense. Notwithstanding Section 10.1, the Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or any Proceeding as to which Indemnitee has reasonably made the conclusion that there exists such a conflict as described in the second proviso to the first sentence of Section 10.2.

ARTICLE 11

SETTLEMENT

11.1       Company Bound by Provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company will have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent.

11.2       When Indemnitee’s Prior Consent Required. The Company will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or a Loss for which Indemnitee is not wholly and actually indemnified hereunder or (ii) with respect to any Proceeding with respect to which Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release will be in form and substance reasonably satisfactory to Indemnitee. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Proceeding.

ARTICLE 12

MISCELLANEOUS

12.1       Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof; provided, however, it is agreed that the provisions contained in this Agreement are a supplement to, and not a substitute for, any provisions regarding the same subject matter contained in the Certificate, the By-Laws, any employment or similar agreement between the parties, and any other agreements or covenants to provide indemnification to Indemnitee.

12.2       Assignment; Binding Effect; Third Party Beneficiaries. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed invalid and not binding on such other parties; provided, however, that the Company may assign all (but not less than all) of its rights, obligations and interests hereunder to any direct or indirect successor to all or substantially all of the business or assets of the Company by purchase, merger, consolidation or otherwise and will cause such successor to be bound by and expressly assume the terms and provisions hereof. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, permitted assigns, heirs, executors and personal and legal representatives. Except as expressly provided in the previous sentence, there are no third party beneficiaries having rights under or with respect to this Agreement. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to any indemnifiable event hereunder even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

12.3       Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to Company:

Novell, Inc.

404 Wyman Street

Waltham, MA 02451

Attention: Secretary

If to Indemnitee:

[•]

Facsimile: [•]

All notices, requests or other communications will be effective and deemed given only as follows: (a) if given by personal delivery, upon such personal delivery, (b) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (c) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (d) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

12.4       Specific Performance; Remedies. Each party hereby acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, that a remedy at law would be inadequate remedy for any such breach, and that, in event of such breach, the party so harmed, in addition to any other relief available to it at law or in equity, shall be entitled to temporary and/or permanent injunctive relief. Each party hereby agrees to waive any requirement for the securing or posting of any bond or the proof of damages in connection with the petition of any injunctive relief or other equitable remedy. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies available at law or in equity, and nothing herein will be considered an election of remedies.

12.5       Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

12.6       Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to any choice of law or conflict of law, choice of forum or provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The parties hereby irrevocably (a) submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware and (b) waive the right and hereby agree not to assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in any such court, any claim that it, he or she is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper. Each party also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 12.3. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

12.7       Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties.

12.8       Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

12.9       Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

12.10       Counterparts. This Agreement may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. This Agreement and any documents delivered pursuant hereto, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a party’s execution of this Agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

12.11       Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.

12.12       Negotiated Agreement. The parties hereby acknowledge that the terms and language of this Agreement were the result of negotiations among the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any particular party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NOVELL, INC.

By:
Name:
Title:

INDEMNITEE:

Print Name:

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